SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D)
                                    of the
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report:   April 5, 1999


                   FIRST NATIONS FINANCIAL SERVICES COMPANY
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
         (State or other jurisdiction of incorporation or organization)

             333-1612                              76-0481583
     (Commission  File  Number)          (IRS  Employer Identification Number)


                            C/O WILLIAM T. JULIANO
                                VICE PRESIDENT
                          CHRISTIANA EXECUTIVE CAMPUS
                       220 CONTINENTAL DRIVE, SUITE 310
                          NEWARK, DELAWARE 19713-4314
                   (Address of principal executive offices)

                                (800) 790-2474
             (Registrant's telephone number, including area code)










ITEM  4.   CHANGE  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.
--------   -------------------------------------------------

          On March 29, 1999, First National Financial Services, Inc. (the "Registrant") engaged the accounting firm of Cogen Sklar LLP as the principal accountant to audit the Registrant's financial statements for the fiscal year ending September 30, 1998.

          Prior to engaging the accountant, neither the Registrant nor anyone on its behalf consulted the newly engaged accountant regarding either:

               (1) The applications of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and either a written report was provided to the Registrant or oral advise was provided to the Registrant or oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

               (2) Any matter that was either the subject of a disagreement or a reportable event (as described in paragraph (a) of Item 304 of Regulation S-K).

          The Registrant has requested the newly engaged accountant to review the disclosure required by Item 304(a) of Regulation S-K that was filed with the Securities and Exchange Commission (the "Commission") on the 30th day of July, 1998 and has provided the new accountant the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views or the respect in which it does not agree with the statements made by the Registrant in response to paragraph (a) contained in the Registrant's Form 8-K dated July 30, 1998.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST  NATIONS  FINANCIAL  SERVICES,  INC.



By: /s/William  T.  Juliano
    -----------------------
       William  T.  Juliano
       Vice  President


Dated:    April  5,  1999